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                      SECURITIES AND EXCHANGE COMMISSION
                             Washington, DC  20549


                                  FORM 8-K


                                CURRENT REPORT
                    PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

      Date of Report (Date of earliest event reported) January 16, 1998



                           STATION CASINOS, INC.
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              (Exact Name of Registrant as Specified in Charter)


          NEVADA                     000-21640                  88-0136443
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(State or Other Juris-               (Commission                (IRS Employer
diction of Incorporation)            File Number)          Identification No.)


    2411 WEST SAHARA AVE., LAS VEGAS, NEVADA                       89102
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   (Address of principal executive offices)                      (Zip Code)


      Registrant's telephone number, including area code (702) 367-2411

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          (Former Name or Former Address, if Changed Since Last Report)

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ITEM 5.   OTHER EVENTS.

          On January 16, 1998, Station Casinos, Inc. (the "Company") entered into an Agreement and Plan of Merger (the "Merger Agreement") with Crescent Real Estate Equities Company, a Texas real estate investment trust ("Crescent"). Pursuant to the Merger Agreement, the Company will be merged with and into Crescent (the "Merger"). The Merger Agreement also provides for certain alternative structures to facilitate the combination of the businesses of the Company and Crescent.

          Subject to the terms, conditions and procedures set forth in the Merger Agreement, upon consummation of the Merger, each share of the Company's common stock, par value $.01 per share (the "Company Common Stock")(including restricted shares of Company Common Stock issued under Company Stock Plans (as defined in the Merger Agreement)) issued and outstanding immediately prior to the effective time of the Merger (the "Effective Time") (other than shares of Company Common Stock that are held in treasury and shares of Company Common Stock owned by Crescent which shall be canceled) together with the associated rights (the "Rights") issued pursuant to the Rights Agreement dated October 6, 1997 between the Company and Continental Stock Transfer & Trust Company (the "Rights Agreement"), shall, as of the Effective Time, be converted into the right to receive 0.466 validly issued, fully paid and nonassessable shares of Crescent's common shares of beneficial interest, par value $.01 per share (the "Common Shares").

          Subject to the terms, conditions and procedures set forth in the Merger Agreement, upon consummation of the Merger, each share of the Company's $3.50 Convertible Preferred Stock (the "Convertible Preferred Stock") issued and outstanding immediately prior to the Effective Time shall as of the Effective Time be converted into the right to receive one validly issued, fully paid and nonassessable $3.50 Convertible Preferred Share of Crescent (the "Crescent Convertible Preferred Shares") convertible into the number of shares of Company Common Stock and having the terms required in
Section 7(h) of the Certificate of Resolutions Establishing Designation, Preferences and Rights of $3.50 Convertible Preferred Stock of the Company dated March 25, 1996. In addition, at the option of the Company, the Company will issue to Crescent and Crescent has agreed to purchase subject to the terms, conditions and procedures set forth in the Merger

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Agreement up to an aggregate of 115,000 shares of a new series of preferred stock of the Company (the "Redeemable Preferred Stock") at a price of $1,000 per share (plus accrued dividends) in cash in increments of 5,000 shares. Crescent must fund the purchase price for the purchase of shares of Redeemable Preferred Stock on the 10th business day following notice from the Company or, in the case of a notice to sell 25,000 or more shares of Redeemable Preferred Stock, the 20th business day following such notice. The Company may not require Crescent to purchase shares of Redeemable Preferred Stock more than two times in any 30-day period. The Company may redeem the Redeemable Preferred Stock at any time for cash or for common stock of the Company that has a then market price (determined on the basis of closing prices for such stock for the 20 trading days immediately preceding the redemption notice) equal to approximately 111% of the redemption price for the Redeemable Preferred Shares to be redeemed. Any such issuance in redemption will be made such that stock held by each owner of such common stock so issued in excess of 9.9% of the Company's outstanding common stock will generally be non-voting common stock. The Redeemable Preferred Stock will have no voting rights except as required by law. Dividends of $100 per share of Redeemable Preferred Stock per annum shall accrue without interest and be payable when, as, and if declared out of legally available funds on a fully cumulative basis. Unless written consent from Crescent is received, the Company has agreed to use the net proceeds from the sale of the Redeemable Preferred Stock to repay indebtedness under its revolving loan agreement borrowings under which were used for acquisitions and master-planned expansions.

          As part of the transactions associated with the Merger, but immediately prior to the Merger, certain operating assets and the employment of the Company's employees will be transferred to a newly formed limited liability company owned 50% by members of Crescent Operating, Inc. or another affiliate established by Crescent and 50% by members of the Company's managment team (the "Operating Company").

          As set forth in the Merger Agreement, Crescent will be entitled to receive a break-up fee equal to $54,000,000 if the Merger Agreement is terminated (i) by either Crescent or the Board of Directors of the Company if any required approval of the Merger by the holders of each class of capital stock of the Company shall not have been obtained by reason of the failure to obtain the required vote of stockholders, (ii) by Crescent if the Board of Directors of the Company shall or shall resolve to, not recommend, or withdraw its approval or recommendation of, the Merger, modify such approval or recommendation in a manner adverse to Crescent, or approve or recommend a superior proposal or (iii) by the Board of Directors of the Company in accordance with the terms of the Merger Agreement if it receives a superior proposal that Crescent does not match or exceed. Consummation of the Merger is subject to the satisfaction of certain closing conditions, including the approval of the Company's stockholders, expiration or termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1974 and the approval of any other governmental entity with jurisdiction in respect of gaming laws required or necessary in connection with the Merger, the Merger Agreement and the transactions contemplated by the Merger Agreement. Upon consummation of the Merger, the Operating Company will operate the six casino properties currently operated by the Company pursuant to one or more leases with Crescent. Each lease will be a 10-year lease with one, five-year renewal option. Each lease also will be a triple-net lease, and will provide that the Operating Company is required to maintain the properties in good conditiion at its expense. Crescent will establish and maintain a reserve account to be used under certain circumstances for the purchase of replacement furniture, fixtures and equipment with respect to the properties. The lease provides for base and percentage rent but the amount of the rent has not yet been determined. Under each lease, the Crescent will have a right of first refusal to acquire, and thereafter to include under the appropriate lease, any additional casino and/or hotel properties that the Operating Company desires to acquire.

          The Merger Agreement is attached hereto as Exhibit 1 and incorporated herein by reference. The foregoing description is qualified in its entirety by reference to the Merger Agreement.

          In connection with the Merger transactions, Crescent and certain of its affiliates will enter into a Right of First Refusal and Non-Competition Agreement with the Operating Company. Under the Agreement, Crescent and certain of its affiliates will give a right of first refusal to the Operating Company as to any lease arrangement for a gaming property (defined as real estate on which hotel and casino or other gaming-related operations are conducted) in which the operators of the business conducted at the property prior to the date the property is owned or acquired by Crescent or such affiliates will cease to operate the business. Under the agreement, the Operating Company and certain of its affiliates will give a right of first refusal to a Crescent affiliate as to any direct or indirect opportunity to invest in (i) gaming properties, real estate mortgages, real estate derivatives or entities that invest primarily in or have a substantial portion of their assets in such real estate assets and (ii) any other gaming-related investments which may be structured in a manner so as to be suitable for investment by a real estate investment trust. In addition, without prior written consent, neither Crescent and certain of its affiliates nor current members of Company management participating in the Operating Company will be permitted to own or operate or otherwise engage in any activities related to any gaming properties other than gaming properties operated and leased by the Operating Company or any entity under its control; provided that a Crescent affiliate may own a gaming property if a master lease arrangement already exists at the property, if gaming activities conducted at the property are incidental to the primary business operations at the property or if the sellers or operators desire to enter into a master lease arrangement with such affiliate.

          The total value of the Merger transaction, including the Common Shares and Crescent Convertible Preferred Shares issued in connection with consummation of the Merger and Crescent's assumption or refinancing of approximately $919 million in existing indebtedness of the Company and its subsidiaries, is currently valued at approximately $1.7 billion.

          Upon consummation of the Merger, the number of members of the Board of Trust Managers of Crescent will be increased by two. The two new members will be Frank J. Fertitta III, currently Chairman, Chief Executive Officer and a director of the Company and Lorenzo J. Fertitta, currently a director of the Company and brother of Frank J. Fertitta III.

          On January 16, 1998, the Company issued a press release concerning the Merger and the execution of the Merger Agreement. The Press Release is attached hereto as Exhibit 2.

          On January 16, 1998, immediately prior to the execution of the Merger Agreement, the Company and Continental Stock Transfer & Trust Company, as rights agent (the "Rights Agent"), entered into an amendment to Rights Agreement (the "Amendment") amending definitional provisions of the Rights Agreement. The Amendment excepts Crescent and its affiliates from the definition of


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Acquiring Person (as defined in the Rights Agreement) to the extent that is a
Beneficial Owner (as defined in the Rights Agreement) as a result of the approval, execution or delivery of, or the consummation of the transactions contemplated by, the Merger Agreement, including, without limitation, the purchase by Crescent of the Redeemable Preferred Stock.

     The Amendment is attached hereto as Exhibit 3 and incorporated herein by reference. The foregoing description is qualified in its entirety by reference to the Amendment.

     On December 22, 1997, prior to the commencement of negotiations regarding the Merger, the Company amended and restated the employment agreements of Frank J. Fertitta III, Glenn C. Christenson, Blake L. Sartini and Scott M Nielson.

ITEM 7.   FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

EXHIBIT NO.     DESCRIPTION
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     1          Agreement and Plan of Merger, dated as of January 16, 1998, among Crescent Real Estate Equities Company and Station
                Casinos, Inc.

     2          Press Release dated January 16, 1998.

     3 Amendment to Rights Agreement, dated as of January 16, 1998, between Station Casinos, Inc. and Continental Stock Transfer & Trust Company, as Rights Agent.

     4          Amended and Restated Employment Agreement of Frank J.
                Fertitta III, dated as of December 22, 1997.

     5          Amended and Restated Employment Agreement of Glenn C.
                Christenson, dated as of December 22, 1997.

     6 Amended and Restated Employment Agreement of Blake L. Sartini, dated as of December 22, 1997.

     7 Amended and Restated Employment Agreement of Scott M Nielson, dated as of December 22, 1997.


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     The Company agrees supplementally to furnish the Commission with a copy of all schedules omitted from the foregoing exhibits upon its request.


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                                  SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       STATION CASINOS, INC.



Date:  January 26, 1998                By: /s/ Glenn C. Christenson
                                       -----------------------------------
                                           Glenn C. Christenson
                                           Executive Vice President, Chief
                                           Financial Officer, Chief
                                           Administrative Officer and
                                           Treasurer


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                                 EXHIBIT INDEX

EXHIBIT
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   1            Agreement and Plan of Merger, dated as of January 16, 1998, among Crescent Real Estate Equities Company and Station Casinos, Inc.

   2            Press Release dated January 16, 1998.

   3 Amendment to Rights Agreement, dated as of January 16, 1998, between Station Casinos, Inc. and Continental Stock Transfer & Trust Company, as Rights Agent.

   4            Amended and Restated Employment Agreement of Frank J.
                Fertitta III, dated as of December 22, 1997.

   5            Amended and Restated Employment Agreement of Glenn C.
                Christenson, dated as of December 22, 1997.

   6 Amended and Restated Employment Agreement of Blake L. Sartini, dated as of December 22, 1997.

   7 Amended and Restated Employment Agreement of Scott M Nielson, dated as of December 22, 1997.


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